DocuSign Envelope ID: D9143101-6FFC-4FF4-8590-0056895EAE43

REALTOR®

COMMERCIAL REAL ESTATE PURCHASE AGREEMENT

Date of Agreement August 15, 2022

TO **PMP Properties, LLC** (SELLERS)

FROM **Viewpoint Molecular Targeting, Inc.** (BUYERS),

1. REAL ESTATE DESCRIPTION. The undersigned BUYERS hereby offer to buy real estate in **Johnson** County, Iowa, locally known as: **4125 Westcor Ct., Coralville, Iowa 52241** AND FOLLOWING THE LEGAL DESCRIPTION CONTAINED IN THE TITLE DOCUMENT BY WHICH THE SELLER RECEIVED TITLE TO THE PROPERTY, SUBJECT TO APPROVAL OF BUYER'S ATTORNEY, or described as follows:

per abstract

with any easements and appurtenant servient estates, and subject to the following: (a) any zoning and other ordinances; (b) any covenants of record; (c) any easements of record for public utilities, roads and highways; and (d) **None Other**, (consider liens, other easements, interests of others) designated the Real Estate; provided BUYERS, on possession, are permitted to make the following use of the Real Estate: **A warehouse, office and research facility consistent with I-PUD 1 property uses**.

2. PURCHASE PRICE. The Purchase Price shall be $ **2,725,000.00** (**Two million Seven Hundred Twenty-Five Thousand dollars**) and the method of payment shall be as follows: $**10,000.00** with this offer to be deposited upon acceptance of this offer, in the trust account of **Lepic-Kroeger, Realtors** to be delivered to the SELLERS upon performance of SELLERS' obligations and satisfaction of BUYERS' contingencies, if any, and the balance of the purchase price as designated below.

Select: (A) (B) and/or (C) or (D)

A. ☐ NEW MORTGAGE

This Agreement is contingent upon the BUYERS obtaining a written commitment for a first real estate mortgage for -% of the purchase price with interest on the promissory note secured thereby of not more than -% amortized over a term of not less than - years, with a balloon due date of not less than - years. BUYERS agree to pay no more than -% for loan origination fees and points, and to pay in addition all other customary loan costs. BUYERS agree upon acceptance of this offer to immediately make application for such mortgage with a commercial mortgage lender and to exercise good faith efforts to obtain a mortgage commitment as above provided. Upon receiving written loan commitment, (supported by the lender's required appraisal) BUYERS shall release this contingency in writing. If BUYERS have not obtained a written mortgage loan commitment containing the above terms, or terms acceptable to BUYERS on or before the - day of -, - either SELLERS or BUYERS may declare this agreement null and void and all payments made hereunder shall be returned. BUYERS shall pay the balance of the purchase price of the time of the closing by combination of BUYERS' personal funds and the net mortgage proceeds.

B. ☒ CASH: BUYERS will pay the balance of the purchase price in cash at the time of closing. This Agreement is not contingent upon BUYERS obtaining such funds.

C. ☒ OTHER FINANCING TERMS:

See item 27

Buyer hereby agrees to cooperate with Seller's 1031 tax deferred exchange, if any. Any cost of the Seller's 1031 tax deferred exchange will be paid for by the Seller. The balance of the cash payment of the purchase price at closing may be obtained by financing as stated in item #27 herein.

D. ☐ if a Mortgage Assumption, Installment contract Assumption, or Installment contract Sale, see attached addendum.

3. POSSESSION. If BUYERS timely perform all obligations, possession for the Real Estate shall be delivered to BUYERS on or before **November 15, 2022** with any adjustments of rent, taxes, insurance, interest, and other applicable matters to be made as of the date of transfer of possession. Closing of the transaction shall occur after approval of title and vacation of the premises by the SELLERS, in the condition ready for BUYERS' possession. Possession shall not be delivered to the BUYERS until completion of the closing, which shall mean delivery to the BUYERS of all title transfer documents and receipt of the purchase price funds then due from BUYERS. If by mutual agreement the parties select a different possession or closing date, they shall execute a separate agreement setting forth the terms thereof.

4. REAL ESTATE TAXES. SELLERS shall pay all real estate taxes which are due and payable and constitute a lien against the above-described Real Estate and any unpaid real estate taxes for any prior years. Except for the tax proration hereinafter set forth, BUYERS shall pay all subsequent real estate taxes. SELLERS shall also pay a prorated share of the real estate taxes for the fiscal year ending June 30, 2023, and payable in the fiscal year commencing July 1, 2023, based upon one of the following formulas: Select (A) (B) or (C).

A. ☐ Net taxes payable in the current fiscal year in which possession is given to Buyers. (Do not select this alternative if the current years taxes are based upon a vacant lot or partial construction assessment.)

B. ☐ Net taxes paid in the current fiscal year of possession (plus / minus) ______% thereof.

C. ☒ An amount calculated based upon the assessed valuation, legislative tax rollback, and real estate tax exemptions that will actually be applicable to and used for the calculation of taxes payable in the fiscal year commencing July 1, 2023. If, at time of closing, the tax rate is not certified, then the most current, certified tax rate shall be used.

5. SPECIAL ASSESSMENTS. Select: (A) or (B)

A. ☒ SELLERS shall pay all special assessments which are a lien on the Real Estate as of the date of closing.

B. ☐ SELLERS shall pay all installments of special assessments which are a lien on the Real Estate and, if not paid, would become delinquent during the calendar year this offer is accepted, and all prior installments thereof. All other special assessments shall be paid by BUYERS.

6. FIXTURES. All property that integrally belongs to or is part of the Real Estate, whether attached or detached, such as light fixtures, shades, rods, blinds, automatic garage door openers and transmitter units, all drapery rods and curtain rods, awnings, windows, storm doors, screens, plumbing fixtures, water heaters, water softeners (unless water softener is rental), automatic heating equipment, air conditioning equipment, wall-to-wall carpeting, mirrors attached to walls or doors, fireplace screen and grate, attached barbecue grills, weather vane, all built-in kitchen appliances, built-in items and electrical service cable, outside television towers and antenna, fencing, gates and landscaping shall be considered part of Real Estate and also including the following: **All personal property and fixtures now contained in the property including, but not limited to furniture, cubicles, shelving, forklift, floor polishers, kitchen equipment, communication equipment, right to use existing building plans.**

The following items shall be excluded: ~~N/A~~ The Aluma Trailer, Toro mower, hand mower and John Deer Mower Deck shall be excluded from this sale and shall remain the property of the Seller.

INITIALS JS

7. **DEED.** Upon payment of the purchase price, SELLERS shall convey the Real Estate to BUYERS or their assignees, by **Warranty** Deed, free and clear of all liens, restrictions, and encumbrances except as provided in 1 (a) through 1 (d). Any general warranties of title shall extend only to the time of acceptance of this offer, with special warranties as to acts of **SELLERS** continuing up to time of delivery of the deed.

8. **TIME IS OF THE ESSENCE.** Time is of the essence in this contract.

9. **CONDITION OF PROPERTY.**

A. The property as of the date of this Agreement including buildings, grounds, and all improvements will be preserved by the **SELLERS** in its present condition until possession, ordinary wear and tear excepted. The SELLERS warrant that the heating, electrical, plumbing, and air conditioning systems and all included appliances will whether subject inspection set forth hereinafter or not, be in good working order and condition as of the date of delivery of possession. The BUYERS shall be permitted access to the property prior to possession or closing, whichever is sooner, in order to determine that there has been no change in the condition of the property and that it is ready for BUYERS' possession.

B. The BUYERS must choose one of the following alternatives relative to the condition and quality of the property:

1) ☐ Within **N/A** calendar days after the acceptance date, the Buyers may, at their sole expense, have the property inspected by a person or persons of their choice. Within **N/A** calendar days after completion of the inspection period, the BUYERS must notify in writing the SELLERS' selling agent, as shown herein, of any deficiencies. IN THE ABSENCE OF WRITTEN NOTICE OF ANY DEFICENCY FROM BUYER, WITHIN THE TIME SPECIFIED HERE, THIS PROVISION SHALL BE DEEMED WAIVED BY PARTIES AND THIS CONTRACT SHALL REMAIN IN FULL FORCE AND EFFECT. The SELLERS shall, within Five (5) calendar days after receipt of BUYERS' notification, notify the BUYERS in writing of what steps, if any, the SELLERS will take to correct such deficiency before closing. The BUYERS shall, within FIVE (5) days after receipt of the SELLERS' notification, notify in writing the SELLERS' Selling Agent that, (1) such steps are acceptable, in which case this Agreement, as so modified shall be binding upon all parties; or (2) that such steps are not acceptable, in which case this agreement shall be null and void, and any earnest money shall be returned to BUYERS.

2) ☐ BUYERS acknowledge that they have been advised of their right of property inspection and have declined to make said inspection.

10. **WOOD DESTROYING INSECT INSPECTION.** Select (A) or (B)

A) ☐ Within **N/A** calendar days after the final acceptance date of the Offer, BUYERS may, at BUYERS' expense have the property inspected for termites or other wood destroying insects by a licensed Pest Inspector. If active infestation is discovered, SELLERS shall have the option of either having the property treated for infestation by a licensed pest Exterminator and having any damage repaired to the BUYERS' satisfaction or declaring the Agreement void. This provision shall not apply to fences, trees, shrubs, or outbuildings other than garages. BUYERS may accept the property in its existing condition without such treatment or repairs.

B) ☐ BUYERS acknowledge that they have been advised of their right of a pest inspection and have declined to make said inspection unless required by lending institution at which time said inspection would be at Buyers' expense and the Buyer will have the same rights as under paragraph 10A if active infestation of damage due to prior infestation is discovered.

11. **INSURANCE.** SELLERS shall bear the risk of loss or damage to the property prior to closing or possession, whichever first occurs. SELLERS agree to maintain existing insurance and BUYERS may purchase additional insurance. In the event of substantial damage or destruction prior to closing, this agreement shall be null and void, unless otherwise agreed by the parties. The property shall be deemed substantially damaged or destroyed if it cannot be restored to its present condition on or before the closing date; provided, however, BUYERS shall have the option to complete the closing and receive insurance proceeds regardless of the extent of damages.

12. **USE OF PURCHASE PRICE.** At time of settlement, funds of the purchase price may be used to pay taxes and other liens and to acquire outstanding interests, if any, of others.

13. **ABSTRACT AND TITLE.** SELLERS, at their expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of acceptance of this offer, and deliver it to BUYERS for examination. It shall show merchantable title in SELLERS names in conformity with this agreement, Iowa law, and Title Standards of the Iowa State Bar Association. The abstract shall become the property of the BUYERS when the purchase price is paid in full. SELLERS shall pay the costs of any additional abstracting and title work due to any act or omission of SELLERS, including transfers by or the death of SELLERS or their assignees. If, at the time of closing there remain unresolved title objections, the parties agree to escrow from the sale proceeds a sufficient amount to protect the BUYERS' interests until said objections are corrected, allowing a reasonable time for the corrections of said objections; provided, however, that if the commercial mortgage lender of the BUYERS will not make the mortgage funds available with such escrow, the provisions for escrow for title defects shall not be applicable.

14. **JOINT TENANCY IN PROCEEDS AND IN REAL ESTATE.** If SELLERS, immediately preceding acceptance of the offer, hold title to the Real Estate in joint tenancy with full right of survivorship, and the joint tenancy is not later destroyed by operation of law or by acts of the SELLERS, then the proceeds of this sale, and continuing or recaptured rights of SELLERS in the Real Estate, shall belong to SELLERS as joint tenants with full rights of survivorship and not as tenants in common; and BUYERS, in the event of the death of either SELLER, agree to pay any balance of the price due SELLERS under this contract to the surviving SELLER and to accept a deed from the surviving SELLER consistent with paragraph 7.

15. **JOINDER BY SELLER'S SPOUSE.** SELLER'S spouse, if not a title holder immediately preceding acceptance of this offer, executes this contract only for the purpose of relinquishing of all rights of dower, homestead and distributive share or in compliance with Section 561.13 of the Iowa Code and agrees to execute the deed or real estate contract for this purpose.

16. **REMEDIES OF THE PARTIES.**

A. If buyers fail to timely perform this contract, SELLERS may forfeit it as provided in the Iowa Code, and all payments made shall be forfeited or, at SELLERS' option, upon Thirty (30) days written notice of intention to accelerate the payment of the entire balance because of such failure (during which thirty days such failure is not corrected) SELLERS may declare the entire balance immediately due and payable. Thereafter this contract may be foreclosed in equity and the Court may appoint a receiver.

B. If SELLERS fail to timely perform this contract, BUYERS have the right to have all payments made returned to them.

C. BUYERS and SELLERS also are entitled to utilize any and all other remedies or actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.

D. In the event the BUYERS fail to perform their obligations hereunder and the SELLERS successfully forfeit any payments made under this contract, the Broker shall receive from the SELLERS one-half of the forfeited payment, said one-half not to exceed the total commission due to the Broker. In the event the SELLERS fail to perform SELLERS' obligations under this contract when required to do so, SELLERS shall pay to Broker the Broker's commission in the amount set forth in the SELLERS' Listing Agreement with the SELLERS' Broker.

17. **STATEMENT AS TO LIENS.** If BUYERS intend to assume or take subject to a lien on the Real Estate, SELLERS shall furnish BUYERS with a written statement prior to closing from the holder of such lien, showing the correct balance due.

18. **APPROVAL OF COURT.** If the sale of the Real Estate is subject to Court approval, the fiduciary shall promptly submit this contract for such approval. If this contract is not so approved by the **NA** day of **NA**, **NA**, either party may declare this contract null and void, and all payments made hereunder shall be returned to BUYERS.

19. **CONTRACT BINDING ON SUCCESSORS IN INTEREST.** This contract shall apply to and bind the successors and interest of the parties.

20. **CONSTRUCTION.** Words and phrases shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to context.

21. **SURVEY AND SQUARE FOOTAGE REPRESENTATION.** The BUYERS may, prior to closing, have the property surveyed at their expense. If they survey, certified by a Registered Land Surveyor, shows any encroachment on said property or any improvements located on the subject property encroach on lands of others, such encroachments shall be treated as a title defect.

Assuming a representation for square footage has been made, BUYERS understand and agree that said representation is only an approximation of the exact number of square feet the property contains. The BUYERS have the right to obtain their own measurement of square footage.

22. **AGENCY DISCLOSURE.** The Listing and Selling Agents/Brokers are agents of the parties hereto as outlined below, and their fiduciary duties of loyalty and faithfulness are owed to the party they represent. However, they must treat the other party with honesty and fairness. The SELLER in this transaction is represented by:

Jeff Edberg / Carmen Krueger, Lepic-Kroeger, Realtors ____________________ (Agent/Brokerage Names).

The BUYER in this transaction is represented by:

Jeff Edberg / Carmen Krueger, Lepic-Kroeger, Realtors (Agent/Brokerage Names).

If Agent (including Appointed Agency) and/or Brokerage (including Consensual Dual Agency) Names are shown as representing both parties, a detailed explanation of representation shall be attached. Further, the BUYER and SELLER acknowledge that prior to signing this agreement that their respective Listing or Selling agent made a written disclosure of type of representation.

23. **NOTICE.** Any notice required under this Agreement under this agreement shall be deemed perfected when it is received in writing either by personal delivery or upon the date of the posting of said notice posted by Certified Mail. Copies of all such notices shall be also sent to the Listing Agent and Selling Agent as designated in this Agreement, or their Brokers.

For the SELLERS: **Rick Pruter** Address: **4125 Westcor Drive, Coralville, IA**

For the BUYERS: **Thijs Spoor** Address: **2225 Mormon Trek Blvd, Iowa City, IA**

25. **REPRESENTATIONS.** It is understood that no representations made by the agent in the negotiation of this sale are being relied upon unless incorporated herein or endorsed in writing.

26. **COUNTER PARTS CLAUSE.** All parties agree to be bound to this contract even if every party does not sign on one original, as long as each copy that is signed is identical to every other signed COPY.

27. **OTHER PROVISIONS. This sale is subject to Buyer obtaining financing suitable to Buyer by September 15, 2022, if Buyer does not approve financing terms, in their sole discretion, this sale shall be null and void and the earnest money shall be returned to Buyer. This sale is subject to Buyer approving Buyer Inspections "Inspections". These Inspections may include but are not limited to feasibility studies, inspection of equipment, physical building inspections and any records pertaining to the building by September 15, 2022. If Buyer does not approve these "Inspections", in their sole discretion by September 15, 2022, this sale shall be null and void and the earnest money shall be returned to the Buyer.**

28. **TIME FOR ACCEPTANCE.** If this offer is not accepted by SELLERS on or before 6 o'clock (☐ A.M. / ☒ P.M.). on **August 19, 2022**, it shall become void and all payments shall be repaid to the BUYERS.

THIS IS A LEGAL, BINDING CONTRACT. IF NOT UNDERSTOOD, SEEK COMPETENT LEGAL ADVICE

DATED: Aug 16, 2022, at 06:30 (☐ A.M., ☒ P.M.)

[signature]

BUYER	SS#	BUYER	SS#

This offer is accepted: 8/16/2022 | 9:54 PM CDT, at ________ (A.M., P.M.)

DocuSigned by: [signature]

SELLER	SS#	SELLLER	SS#

...E77F0187444...

LKR
LEPIC KROEGER, REALTORS

AMENDMENT TO PURCHASE

RE: Contract dated August 15, 2022 between

PMP Properties, LLC, as Seller(s) and

Viewpoint Molecular Targeting, Inc., as Buyer(s) relating to the sale

and purchase of the property known as:

4125 Westcor Ct, Coralville, Iowa 52241

It is hereby understood and agreed that the aforementioned purchase and sale agreement shall be hereby amended as follows:

The Closing Date shall be changed to read "on or before December 29, 2022."

The Earnest Money of $265,500.00 currently held by the Lepic-Kroeger, Realtors trust account shall be released directly to Seller upon mutual execution hereof.

The Buyer shall insure the property for casualty and liability immediately and will name the Seller as a loss payee under the liability insurance.

The Buyer shall assume all building maintenance as of this date including but not limited to snow removal and exterior maintenance, all interior maintenance including HVAC maintenance and shall place all utilities including water, sewer, gas, electric, Internet, security system and fire control system in the name of the Buyer and shall pay all costs connected with them.

Nothing in this agreement shall construe the Buyer as a Tenant of the Seller, although the Buyer may have full access to the Property prior to closing, but shall not perform any construction on or about the Property without the written permission of the Seller.

All pro-rations including tax prorations to be settled at closing will be pro-rated as of November 15, 2022.

The Buyer hereby removes all Buyer contingencies from this Sale agreement and agrees to accept the building at closing in "as is" condition. This sale is not subject to the Buyer receiving any municipal, or governmental grants nor loans.

All other terms and conditions of the aforementioned agreement shall remain the same.

Buyer DocuSigned by: Frances Johnson 71366A7CC33D4D1... Date 11/15/2022 | 10:31 AM PST

Buyer__________ Date __________

Seller DocuSigned by: [signature] C7D6E77F0187444... Date 11/15/2022 | 12:24 PM CST

Seller__________ Date __________